This Employment Agreement ("**Agreement**") is entered into as of March 29, 2021, by and between Paid, Inc., a Delaware corporation ("Paid" or "the Company"), and W. Austin Lewis, IV ("Employee").

In consideration of the mutual promises and covenants set forth herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, Paid and Employee hereby agree as follows:

1. Position of Employment. The Company will employ the Employee in the position of Chief Executive Officer of Paid. Employee further agrees that he will continue to perform the duties and responsibilities of the chief financial officer and that the terms of this agreement shall apply to both roles. In the CEO position Employee will report to the Board of Directors. Paid retains the right to change Employee's title, duties, and reporting relationships as may be determined to be in the best interests of the Company; provided, however, that any such change in Employee's duties shall be consistent with Employee's training, experience, and qualifications.

   The terms and conditions of the Employee's employment shall, to the extent not addressed or described in this Agreement, be governed by Paid Company's Policies and Procedures Manual and existing practices. In the event of a conflict between this Agreement and the Policies and Procedures Manual or existing practices, the terms of this Agreement shall govern.

2. Term of Employment. Employee's employment with Paid shall begin on January 4, 2021, and shall continue for a period two years with the option to renew for additional one year terms, unless:

   a. Employee's employment is terminated by either party in accordance with the terms of Section 5 of this Agreement; or

   b. Such term of employment is extended or shortened by a subsequent agreement duly executed by each of the parties to this Agreement, in which case such employment shall be subject to the terms and conditions contained in the subsequent written agreement.

3. Compensation and Benefits.

   a. Base Salary. Employee shall be paid a base salary of $300,000 annually ("Base Salary"), subject to applicable federal, state, and local withholding, such Base Salary to be paid to Employee in the same manner and on the same payroll schedule in which all Paid company employees receive payment. Additionally as the Chief Executive Officer you will be entitled to four weeks' paid vacation each year. Any increases in Employee's Base Salary for years beyond the first year of Employee's employment shall be in the sole discretion of the Paid Board of Directors, and nothing herein shall be deemed to require any such increase.

   b. Bonus. Employee shall receive, no later than March 29, 2021, 250,000 shares of common stock, provided that fifty percent (50%) of such shares may be repurchased by the Company at Company's sole election at $1.91 per share

(adjusted for any stock split, stock dividend, or other recapitalization or reorganization) in the event that Employee terminates his employment voluntarily prior to January 1, 2022. Employee may be awarded such other bonuses by the Board of Directors in the Board's sole discretion from time to time.

c. Employee Benefits. Employee shall be eligible to participate in all employee benefit plans, policies, programs, or perquisites in which other Paid executives or officers participate, including the Paid Stock Option Plan. The terms and conditions of Employee's participation in Paid's employee benefit plans, policies, programs, or perquisites shall be governed by the terms of each such plan, policy, or program.

d. The Company will cover the Chief Executive Officer under its general liability insurance policy for all acts done by the CEO in good faith throughout the term of this Agreement.

4. Duties and Performance. The Employee acknowledges and agrees that he is being offered a position of employment by the Company with the understanding that the Employee possesses a unique set of skills, abilities, and experiences which will benefit the Company, and he agrees that his continued employment with the Company, whether during the term of this Agreement or thereafter, is contingent upon his successful performance of his duties in his position as noted above, or in such other position to which he may be assigned.

a. General Duties.

1. Employee shall render to the very best of Employee's ability, on behalf of the Company, services to and on behalf of the Company, and shall undertake diligently all duties assigned to him by the Board of Directors.

2. Employee shall devote his full time, energy and skill to the performance of the services in which the Company is engaged, at such time and place as the Company may direct. Employee shall not undertake, either as an owner, director, shareholder, employee or otherwise, the performance of services for compensation (actual or expected) for any other entity without the express written consent of the Board of Directors.

3. Employee shall faithfully and industriously assume and perform with skill, care, diligence and attention all responsibilities and duties connected with his employment on behalf of the Company.

b. Specific Duties

1. Communicating on behalf of the company with shareholders, government entities, Board of Directors, the public and the Company's customers
2. Leading the development of the Company's short and long-term strategy
3. Creating and implementing the Company's vision and mission
4. Evaluating the work of other executive leaders within the Company
5. Maintaining awareness of the competitive market landscape, expansion opportunities, industry developments, etc.

6. Ensuring that the Company maintains high social responsibility wherever it does business
7. Assessing risks to the Company and ensuring any risks are monitored and minimized
8. Setting strategic goals and making sure they are measurable and clearly communicated, monitored and adjusted as required within the Company's workforce
9. Provide expert financial guidance and advice to others within the executive leadership team
10. Mentor and interact with members of staff at all levels to foster growth and encourage development among senior team members and all members of staff

5. Termination of Employment. Employee's employment with the Company may be terminated, prior to the expiration of the term of this Agreement, in accordance with any of the following provisions:

   a. Termination by Employee. The Employee may terminate his employment at any time during the course of this Agreement by giving ninety days (90 days) notice in writing to the Board of Directors. During the notice period, Employee must fulfill all his duties and responsibilities set forth above and use his best efforts to train and support his replacement, if any. Failure to comply with this requirement may result in Termination for Cause described below, but otherwise Employee's salary and benefits will remain unchanged during the notification period.

   b. Termination by the Company Without Cause. Paid may terminate Employee's employment at any time during the course of this Agreement by giving twelve (12) months' notice in writing to the Employee, provided no such 12-month notice may be given until January 1, 2022. During the notice period, Employee must fulfill all of Employee's duties and responsibilities set forth above and use Employee's best efforts to train and support Employee's replacement, if any. Failure of Employee to comply with this requirement may result in Termination for Cause described below, but otherwise Employee's salary and benefits will remain unchanged during the notification period. Paid may, in its sole discretion, give Employee severance pay in the amount of the remaining notice period in lieu of actual employment, and nothing herein shall require Company to maintain employee in active employment for the duration of the notice period. After termination, Paid shall continue to pay Employee, in accordance with the Employer's normal payroll practices, the customary installments of the Employee's then-current salary, for a period of one (1) year.

   c. Termination by the Company for Cause. The Company may, at any time and without notice, terminate the Employee for "cause". Termination by the Company of the Employee for "cause" shall include but not be limited to termination based on any of the following grounds: (a) failure to perform the duties of the Employee's position in a satisfactory manner; (b) fraud, misappropriation, embezzlement or acts of similar dishonesty; (c) conviction of a felony involving moral turpitude; (d) illegal use of drugs or excessive use of alcohol in the workplace; (e) intentional and willful misconduct that may subject the Company

to criminal or civil liability; (f) breach of the Employee's duty of loyalty, including the diversion or usurpation of corporate opportunities properly belonging to the Company; (g) willful disregard of Company policies and procedures; (h) breach of any of the material terms of this Agreement; and (I) insubordination or deliberate refusal to follow the instructions of the Board of Directors.

d. Termination by Death or Disability. The Employee's employment and rights to compensation under this Agreement shall terminate if the Employee is unable to perform the duties of his position due to disability lasting more than 90 days or due to death, and the Employee's heirs, beneficiaries, successors, or assigns shall not be entitled to any of the compensation or benefits to which Employee is entitled under this Agreement, except: (a) to the extent specifically provided in this Agreement (b) to the extent required by law; or (c) to the extent that such benefit plans or policies under which Employee is covered provide a benefit to the Employee's heirs, beneficiaries, successors, or assigns.

6. Confidentiality. Employee agrees that at all times during Employee's employment and following the conclusion of Employee's employment, whether voluntary or involuntary, Employee will hold in strictest confidence and not disclose Confidential Information (as defined below) to anyone who is not also an employee of the Company or to any employee of the Company who does not also have access to such Confidential Information, without express written authorization of the Board of Directors.

   a. "Confidential Information" shall mean any trade secrets or Company proprietary information, including but not limited to manufacturing techniques, processes, formulas, customer lists, inventions, experimental developments, research projects, operating methods, cost, pricing, financial data, business plans and proposals, data and information the Company receives in confidence from any other party, or any other secret or confidential matters of the Company. Additionally, Employee will not use any Confidential Information for Employee's own benefit or to the detriment of the Company during Employee's employment or thereafter. Employee also certifies that employment with the Company does not and will not breach any agreement or duty that Employee has to anyone concerning confidential information belonging to others.

   b. "Immunity from Liability for Confidential Disclosure of a Trade Secret to the Government or in a Court Filing:
   (1) Immunity—An individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that—(A) is made—(I) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. (2) Use of Trade Secret Information in Anti-Retaliation Lawsuit—An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual—(A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order."

7. Noncompetition. To the fullest extent permitted by applicable law, the terms of the Noncompetition Agreement executed by the Employee are incorporated by reference into this Agreement and are made a part hereto as if they appeared in this Agreement itself.

8. Expenses. The Company shall pay or reimburse Employee for any expenses reasonably incurred by him in furtherance of his duties hereunder, including expenses for entertainment, travel, meals and hotel accommodations, upon submission by him of vouchers or receipts maintained and provided to the Company in compliance with such rules and policies relating thereto as the Company may from time to time adopt.

9. General Provisions.

    a. Notices. All notices and other communications required or permitted by this Agreement to be delivered by Paid or Employee to the other party shall be delivered in writing to the address shown below, either personally, by facsimile transmission or by registered, certified or express mail, return receipt requested, postage prepaid, to the address for such party specified below or to such other address as the party may from time to time advise the other party, and shall be deemed given and received as of actual personal delivery, on the first business day after the date of delivery shown on any such facsimile transmission or upon the date or actual receipt shown on any return receipt if registered, certified or express mail is used, as the case may be.

    Paid:

    Paid, Inc.
    225 Cedar Hill Street, Suite 200
    Marlborough, MA 01752
    Attention: Board of Directors

    with a copy to:

    Michael A. Refolo, Esq.

    Mirick O'Connell

    100 Front Street

    Worcester, MA 01608-1477

    mrefolo@mirickoconnell.com

    Employee:

    W. Austin Lewis, IV
    1108 Raymond Avenue

    McLean, Va 22101

    b. Amendments and Termination; Entire Agreement. This Agreement may not be amended or terminated except by a writing executed by all of the parties hereto. This Agreement constitutes the entire agreement of Paid and Employee relating

to the subject matter hereof and supersedes all prior oral and written understandings and agreements relating to such subject matter.

c. Successors and Assigns. The rights and obligations of the parties hereunder are not assignable to another person without prior written consent; provided, however, that Paid, without obtaining Employee's consent, may assign its rights and obligations hereunder to a wholly-owned subsidiary and provided further that any post-employment restrictions shall be assignable by Paid to any entity which purchases all or substantially all of the Company's assets.

d. Severability; Provisions Subject to Applicable Law. All provisions of this Agreement shall be applicable only to the extent that they do not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Agreement invalid, illegal or unenforceable under any applicable law. If any provision of this Agreement or any application thereof shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of other provisions of this Agreement or of any other application of such provision shall in no way be affected thereby.

e. Waiver of Rights. No waiver by Paid or Employee of a right or remedy hereunder shall be deemed to be a waiver of any other right or remedy or of any subsequent right or remedy of the same kind.

f. Definitions; Headings; and Number. A term defined in any part of this Agreement shall have the defined meaning wherever such term is used herein. The headings contained in this Agreement are for reference purposes only and shall not affect in any manner the meaning or interpretation of this Agreement. Where appropriate to the context of this Agreement, use of the singular shall be deemed also to refer to the plural, and use of the plural to the singular.

g. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original but both of which taken together shall constitute but one and the same instrument.

h. Governing Laws and Forum. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the Commonwealth of Massachusetts. The parties hereto further agree that any disagreement, claim or controversy may arise between you and the Company with respect to a termination (including but not limited to, any claim of employment discrimination), the same shall be settled by arbitration in Massachusetts before a single arbitrator in accordance with the then current national rules for resolution of employment disputes of the American Arbitration Association, enforceable in any court of competent jurisdiction and shall be binding upon the parties hereto except that the company may seek equitable relief with respect to any breaches of clause 6 of this Agreement (confidentiality) or the Non-competition agreement attached to this Agreement and referenced in clause 7.

IN WITNESS WHEREOF, Paid and Employee have executed and delivered this Agreement as of the date written above.

Employee

[signature]

W. Austin Lewis, IV

Date: March 29, 2021

Paid, Inc.

By: /s/ Laurie Bradley

Laurie Bradley

Title: Compensation Committee Chair

Date: 03/29/2021

By: /s/ Andrew Pilaro

Andrew Pilaro

Title: Audit Committee Chair

Date: 03/29/2021